Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of June 18, 2026 by and among Raytech Holding Limited, a BVI business company incorporated under the laws of the British Virgin Islands (the “Company”) and the purchasers listed on Schedule I hereto (each, a “Purchaser” and collectively, the “Purchasers”). Each of the Company and the Purchasers is referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Company has filed with the United States Securities and Exchange Commission (the “Commission”) an effective shelf registration statement on Form F-3 (File No. 333-290696) (including the base prospectus contained therein, the “Registration Statement”), registering the offering and sale from time to time of, among other securities, its ordinary shares, par value US$0.0001 per share (adjusted following a 16-for-1 share consolidation effective on November 7, 2025);

WHEREAS, the Company intends to file with the Commission, pursuant to Rule 424(b) under the Securities Act, a prospectus supplement to the Base Prospectus (together with the Base Prospectus, the “Prospectus”) relating to the offering and sale of the Purchased Shares pursuant to this Agreement;

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, certain Ordinary Shares of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(h).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Closing” means the closing of the purchase and sale of the Purchased Shares pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Purchased Shares, in each case, have been satisfied or waived, but in no event later than the second (2nd) Trading Day following such date that the obligations are satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, unless otherwise instructed as to an earlier time by the Company, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof, unless otherwise instructed as to an earlier time by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Governmental Authority” means any governmental authority, any agency, instrumentality, department, commission, board, bureau, central bank, authority, court or other tribunal, in each case whether executive, legislative, judicial, regulatory or administrative, having jurisdiction over the Company, any of its subsidiaries or their respective property.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means (a) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (b) a material adverse effect on the results of operations, assets, business, or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or (c) a material adverse effect on any Seller’s or the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document; provided that, with respect to clause (b), none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: any adverse change, effect, event, occurrence, state of facts or development attributable to (i) any downturn after the date hereof in general economic conditions, including, without limitation, changes in the credit, debt, securities, financial, capital markets, or in the industry in which the Company and its subsidiaries operate; (ii) the taking of any action required by this Agreement or any other Transaction Document; (iii) any change after the date hereof in applicable Laws after the date hereof; (iv) any actual or potential sequester, stoppage, shutdown, default or similar event or occurrence by or involving any Governmental Authority affecting a national or federal government as a whole; (v) any change in the GAAP (as defined below) after the date hereof; (vi) the commencement, continuation or escalation of a war, riots, material armed hostilities or other material international or national calamity or act of terrorism directly or indirectly involving countries in which the Company and its subsidiaries operate; (vii) effects arising from or relating to, following the date hereof, any earthquake, hurricane, tsunami, tornado, flood, mudslide or other natural disaster, weather condition, explosion or fire or other force majeure event; (viii) changes in, or effects arising from or relating to, any epidemic, pandemic or disease outbreak, curfews or other restrictions that relate to, or arise out of, any epidemic, pandemic or disease outbreak or material worsening of such conditions threatened or existing as of the date hereof; and (ix) the failure of the Company and its subsidiaries to meet or achieve the results set forth in any internal projection.

“Offering” means the offering and sale of the Purchased Shares contemplated by this Agreement and the Prospectus Supplement.

“Ordinary Shares” means ordinary shares of the Company, par value US$0.0001 per share, and any other class of securities into which the Ordinary Shares may hereafter be reclassified or changed.

“Ordinary Shares Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred share, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

“Placement Agent” means CBC Securities Inc., in its capacity as placement agent and/or execution agent in connection with the Offering.

“Placement Agency Agreement” means that certain placement agency agreement, dated June 18, 2026, by and between the Company and the Placement Agent, as may be amended, restated, supplemented or otherwise modified from time to time.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchased Shares” means the Ordinary Shares that each Purchaser will purchase at the Closing, the number of which is set forth opposite such Purchaser’s name in Schedule I hereto.

“Prospectus” means the Base Prospectus, as supplemented by the Prospectus Supplement filed pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(d).

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(g).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing Ordinary Shares).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Purchased Shares purchased by such Purchaser hereunder which is set forth opposite such Purchaser’s name in Schedule I hereto.

“Subscription Price” means, with respect to each Purchased Share, an amount equal to 70% of the lowest closing prices of the Ordinary Shares on the Trading Market for the five (5) Trading Days immediately preceding the Closing Date.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means Nasdaq Stock Market, LLC.

“Transaction Documents” means this Agreement and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means [ ], the current transfer agent of the Company, with a mailing address of [ ], and any successor transfer agent of the Company.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, agree to purchase from the Company, such number of Ordinary Shares as shall equal the aggregate Subscription Amounts of all Purchasers set forth on Schedule I hereto, which shall not exceed US$7,600,000 in aggregate gross proceeds, divided by the Subscription Price, subject to rounding as agreed by the Company and the Purchasers and as reflected on the final Schedule I hereto. At the Closing, the Company shall deliver to each Purchaser its respective Purchased Shares, and the Company and each Purchaser shall deliver the other items set forth in Section 2.2. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at such location or locations as the parties shall mutually agree. For the avoidance of doubt, the issuance of the Purchased Shares to each Purchaser shall occur at the Closing, and each Purchaser shall pay its respective Subscription Amount within two (2) Trading Days following the issuance of such Purchased Shares to such Purchaser.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement with all exhibits and schedules thereto duly executed by the Company;

(ii) the Company shall have provided each Purchaser with wire instructions, on the Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer, for the bank account designated by the Company to receive such Purchaser’s Subscription Amount; and

(iii) a copy of irrevocable instructions to the Transfer Agent instructing it to issue to such Purchaser, in book-entry form, the Purchased Shares equal to such Purchaser’s Subscription Amount divided by the Subscription Price, registered in the name of such Purchaser.

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement with all exhibits and schedules thereto duly executed by such Purchaser; and

(ii) [Reserved].

Within two (2) Trading Days following the issuance of the Purchased Shares to a Purchaser, such Purchaser shall deliver or cause to be delivered to the Company its Subscription Amount at a bank account designated by the Company pursuant to Section 2.2(a)(ii). For the avoidance of doubt, the Placement Agent shall not receive, hold, control or transmit any funds or securities in connection with the Closing or the Offering and shall not act as custodian, escrow agent, paying agent, transfer agent or settlement agent in connection with the transactions contemplated hereby.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of each Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

(v) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto, shall have been issued, and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission;

(vi) the Prospectus Supplement shall have been filed with the Commission in accordance with applicable Laws or any applicable rules of the Trading Market and within the applicable time period required thereunder; and

(vii) the Company shall have timely filed with the Trading Market a Listing of Additional Shares notification with respect to the Purchased Shares and any notice, certification, disclosure or other submission required under Nasdaq Listing Rule 5615(a)(3) in connection with the Company’s reliance on home-country practice in lieu of any applicable shareholder approval requirement under Nasdaq Listing Rule 5635 in connection with the Offering. As of the Closing Date, the Trading Market shall have completed its review of such notification, all comments, if any, raised by the staff of the Trading Market with respect to such notification shall have been fully resolved to the satisfaction of such staff, and no stop order or other objection by the Trading Market shall be in effect or pending that would prevent the Purchased Shares from being listed on the Trading Market.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the SEC Reports, the Registration Statement, the Prospectus or in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser:

(a) Organization and Qualification. The Company is a BVI business company duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect and, except as disclosed in the SEC Reports or in Schedule 3.1(a) of the Disclosure Schedules, no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals, including any Nasdaq notice, certification, disclosure or other process contemplated by Nasdaq Listing Rule 5615(a)(3). This Agreement and each other Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Purchased Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including, without limitation, federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) any filings as are required to be made under applicable United States federal and state securities laws, including the filing of the Prospectus Supplement pursuant to Rule 424(b) under the Securities Act and any Current Report on Form 6-K, (ii) the Listing of Additional Shares notification with the Trading Market, and (iii) any notice, certification, disclosure or other submission required under Nasdaq Listing Rule 5615(a)(3) in connection with the Company’s reliance on home-country practice in lieu of any applicable shareholder approval requirement under Nasdaq Listing Rule 5635 (the “Required Approvals”).

(e) Issuance of the Purchased Shares; Registration. The Purchased Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company (other than those arising under state or federal securities laws or the then-currently effective memorandum and articles of association of the Company). The offer and sale of the Purchased Shares to the Purchasers pursuant to this Agreement have been duly registered under the Securities Act pursuant to the Registration Statement, and the Purchased Shares, when issued, will not be subject to any legend or restriction on transfer under the Securities Act, other than any restrictions set forth in Section 4.1 hereof or restrictions arising under applicable state securities laws.

(f) Capitalization. The capitalization of the Company as of the end of the period covered by its most recently filed periodic report under the Exchange Act was set forth in such periodic report. Except as set forth in Schedule 3.1(f) of the Disclosure Schedules, the Company has not issued any securities since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of Ordinary Shares to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Ordinary Shares Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in Schedule 3.1(f) of the Disclosure Schedules, except for options granted under the Company’s stock option plans and other than pursuant to the conversion and/or exercise of Ordinary Shares equivalents outstanding disclosed in the Company’s SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Ordinary Shares, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional Ordinary Shares or Ordinary Shares Equivalents. The issuance and sale of the Purchased Shares will not obligate the Company or to issue Ordinary Shares or other securities to any Person (other than the Purchasers). Except as set forth in Schedule 3.1(f) of the Disclosure Schedules, there are no outstanding securities or instruments of the Company with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company. There are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding share capital of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except for the Required Approvals, no further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Purchased Shares. There are no shareholder agreements, voting agreements or other similar agreements with respect to the Company’s share capital to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(g) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including, without limitation, pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(h) Litigation. Except as set forth in the SEC Reports or in Schedule 3.1(h) of the Disclosure Schedules, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) that (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Purchased Shares or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.

(i) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not disclosed in the SEC Reports. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, their respective businesses and the transactions contemplated hereby, including any Disclosure Schedules to this Agreement and the SEC Reports, is, to the best knowledge of the Company, true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole with the SEC Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(j) Related Party Transactions. To the extent applicable in connection with the transactions contemplated by this Agreement, including with respect to any Purchaser that is, or whose beneficial owner is, a related person of the Company, the Company represents and warrants that (i) the terms of such transactions are fair to the Company and are no less favorable to the Company than could reasonably be expected to have been obtained in an arm’s-length transaction with an unaffiliated third party, (ii) the Audit Committee of the Board of Directors, in compliance with the Company’s related party transaction policy and the applicable rules of the Trading Market, has reviewed and approved the participation of each Purchaser that is a “related party” in the transactions contemplated by this Agreement and has determined that the terms thereof are fair to the Company, (iii) no related person has received or will receive any improper or undisclosed benefit in connection with such transactions, (iv) all approvals, consents, authorizations, determinations and other procedures required under applicable Law, the rules of the Trading Market, the Company’s organizational documents and any applicable related party transaction policy of the Company have been or, by the Closing, will have been duly obtained, made or complied with, and (v) all disclosures required pursuant to applicable Law or any applicable rules of the Trading Market, have been or will be timely and properly made in the Registration Statement, the Prospectus, the Prospectus Supplement, the SEC Reports or otherwise as required by applicable Law. Schedule 3.1(j) sets forth, based on information provided by the applicable Purchaser and to the Company’s knowledge, with respect to any Purchaser that is a related person of the Company or whose beneficial owner is a related person of the Company, the identity of such Purchaser, the relevant upstream parent, beneficial owner and control person, and the nature of the relationship with the Company.

(k) Registration Statement; Prospectus. The Registration Statement is effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and, to the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission. At the time the Registration Statement became effective, at the time of filing of the Prospectus Supplement and as of the Closing Date, the Registration Statement, the Prospectus and the Prospectus Supplement, together with the documents incorporated by reference therein, complied and will comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that the Company makes no representation or warranty with respect to information furnished in writing by or on behalf of any Purchaser specifically for inclusion therein.

(l) Compliance with Laws. Except as disclosed in the SEC Reports, the Registration Statement or the Prospectus, the Company and its subsidiaries are, and during the past two years have been, in compliance in all material respects with all applicable laws, rules and regulations, except where the failure to be so in compliance would not reasonably be expected to have a Material Adverse Effect.

(m) Anti-Bribery; Sanctions; Anti-Money Laundering. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, has, in connection with the business of the Company or its subsidiaries, violated in any material respect any applicable anti-bribery, anti-corruption, anti-money laundering or sanctions laws. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director or officer thereof, is the subject or target of any sanctions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control or any other applicable sanctions authority.

(n) FINRA. To the Company’s knowledge, and except as disclosed in writing to the Placement Agent, there are no affiliations or associations between any member of FINRA participating in the Offering and any officer, director or, to the Company’s knowledge, 5% or greater securityholder of the Company that are required to be disclosed under FINRA Rule 5110 in connection with the Offering.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Registered Offering; Financial Investment Purpose. Such Purchaser is aware that the sale of the Purchased Shares is being made pursuant to an effective Registration Statement under the Securities Act and by means of the Prospectus. Such Purchaser is acquiring the Purchased Shares as principal for its own account for investment purposes only and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act.

(c) Understandings or Arrangements; No Intent to Seek Control. Such Purchaser is acquiring the Purchased Shares as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Purchased Shares. Such Purchaser is purchasing the Purchased Shares in the ordinary course of its business and not for the purpose of, and does not presently have any plan or intention to, seek to influence or obtain control of the Company, to obtain representation on the Board of Directors, or to act in concert with any other Person for any such purpose.

(d) Related Party Transactions. Such Purchaser represents and warrants that, to the extent applicable, including if such Purchaser or any of its beneficial owners is a related person of the Company, (i) it has disclosed to the Company in writing all information reasonably requested by the Company in connection with the determination of such status and the applicability of any related party transaction requirements, (ii) it is not entering into the transactions contemplated by this Agreement with any agreement, arrangement or understanding for any improper or undisclosed benefit to any related person of the Company, other than as disclosed to and approved by the Company, as applicable, (iii) it shall reasonably cooperate with the Company in connection with any approvals, consents, authorizations, determinations, filings or disclosures required under applicable Law, the rules of the Trading Market, the Company’s organizational documents or any applicable related party transaction policy of the Company, and (iv) the information provided by such Purchaser to the Company for purposes of any such determination, approval, filing or disclosure is true, complete and correct in all material respects and does not omit to state any material fact necessary to make such information not misleading.

(e) Foreign Investor Compliance. Such Purchaser hereby represents that he or she or it has satisfied itself as to the full observance by the Purchaser of the laws of its jurisdiction applicable to the Purchaser in connection with the purchase of the Purchased Shares or the execution and delivery by the Purchaser of this Agreement and the Transaction Documents, including, without limitation, (i) the legal requirements within its jurisdiction for the purchase of the Purchased Shares, (ii) any foreign exchange restrictions applicable to the purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the Purchaser’s purchase, holding, redemption, sale, or transfer of the Purchased Shares. The Purchaser’s subscription and payment for, and continued beneficial ownership of, the Purchased Shares will not violate any securities law or other laws of the Purchaser’s jurisdiction applicable to the Purchaser.

(f) Not in Possession of Material Non-Public Information. Such Purchaser represents that, as of the execution of this Agreement, neither it nor, to its knowledge, any Person acting on its behalf in connection with the transactions contemplated hereby is in possession of any material, non-public information regarding the Company or its securities that was provided by or on behalf of the Company, other than information that is disclosed in the Prospectus, the pricing press release or a Report on Form 6-K furnished or filed by the Disclosure Time.

(g) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Purchased Shares and, at the present time, is able to afford a complete loss of such investment.

(h) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including, without limitation, all exhibits and schedules thereto) and the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Purchased Shares and the merits and risks of investing in the Purchased Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment; and (iv) the opportunity to consult such professionals, including, without limitation, such Purchaser’s legal counsel, as such Purchaser deemed fit. No representations, assurances or warranties have been made to such Purchaser, or any of his advisers or affiliates, by the Company or by any of its respective officers, directors, agents, employees or Affiliates, nor anyone else on their behalf, concerning, among others, the future profitability of the Company or the Purchaser’s investment in it, and in entering into this transaction such Purchaser is not relying upon any information, other than the results of his, or his advisers’ or Affiliates’, own independent investigation.

(h) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including, without limitation, Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material pricing terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Purchased Shares covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including, without limitation, the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

(i) Sanctions; AML; Beneficial Ownership. Such Purchaser represents and warrants that neither it nor, to its knowledge, any of its beneficial owners or control persons is the subject or target of any sanctions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control or any other applicable sanctions authority, or is located, organized or resident in a country or territory that is the subject of comprehensive sanctions. The funds used by such Purchaser to purchase the Purchased Shares are derived from lawful sources and such Purchaser is in compliance in all material respects with applicable anti-money laundering, sanctions and anti-terrorist financing laws. Such Purchaser is purchasing the Purchased Shares as principal and not as nominee, agent or undisclosed principal for any other Person, except as disclosed in writing to the Company and the Placement Agent prior to the Closing. Such Purchaser has disclosed to the Company and the Placement Agent the identity of its beneficial owners and control persons to the extent reasonably requested and shall reasonably cooperate with the Company and the Placement Agent in connection with any reasonable documentation or information request relating to AML, KYC, sanctions, beneficial ownership, related-party status or regulatory compliance prior to the Closing.

(j) No Reliance on Placement Agent. Such Purchaser acknowledges and agrees that CBC Securities Inc., in its capacity as placement agent and/or execution agent for the Offering, has not made, and will not be deemed to have made, any representation or warranty to such Purchaser regarding the Company, the Purchased Shares, the Registration Statement, the Prospectus, the Prospectus Supplement, the SEC Reports or the merits of an investment in the Purchased Shares. Such Purchaser is not relying on the Placement Agent for any investment, legal, tax, accounting, regulatory or other advice, and the Placement Agent is not acting as such Purchaser’s financial adviser, fiduciary, agent or representative. Such Purchaser has conducted its own independent investigation and made its own investment decision with respect to the purchase of the Purchased Shares.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Lock-Up.

(a) Each of Fortune Genesis Holdings Limited and WK Frater Holdings Limited agrees that, without the prior written consent of the Company and the Placement Agent, during the period beginning on the Closing Date through and including the date that is 90 days following the Closing Date (the “Lock-Up Period”), it shall not, and shall not cause or direct any of its Affiliates to, directly or indirectly, (i) offer for sale, sell, assign, transfer, pledge, contract to sell, lend or otherwise dispose of (or enter into any transaction or agreement that is designed to, or would reasonably be expected to, result in the disposition by any person at any time in the future of) the Purchased Shares acquired by it in this Offering, (ii) enter into any swap, hedge or similar agreement or arrangement (including, without limitation, the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivatives transaction or instrument, however described or defined) that transfers, is designed to transfer or reasonably could be expected to transfer (whether by the Purchaser or someone other than the Purchaser) in whole or in part, directly or indirectly, any of the economic benefits or risks of ownership of any Purchased Share acquired by it in this Offering, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares acquired by it in this Offering or other securities of the Company, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing.

(b) The restrictions set forth in Section 4.1(a) shall not apply to: (i) any bona fide charitable gift or gifts, including, without limitation, to a charitable organization or educational institution, or (ii) bona fide gifts, sales or other dispositions of Purchased Shares acquired by such Purchaser in this Offering, in each case, that are made exclusively between and among such Purchaser or members of such Purchaser’s family, or Affiliates of such Purchaser, including, without limitation, its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any transfer pursuant to this clause that (i) the transferee/donee agrees to be bound by the terms of this Section 4.1 to the same extent as if the transferee/donee were a party hereto, (ii) any such transfer shall not involve a disposition for value, (iii) each party (donor, donee, transferor or transferee) shall agree to not voluntarily make any filing or public announcement of the gift, sale or other disposition prior to the expiration of the Lock-Up Period, and (iv) each Purchaser notifies the Company and the Placement Agent at least two business days prior to the proposed gift, sale or other disposition.

4.2 Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby, (b) file the Prospectus Supplement with the Commission pursuant to the Securities Act within the applicable time period required thereunder and (c) file a Current Report on Form 6-K with the Commission within the time required by the Exchange Act. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law or Trading Market regulations, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with notice of such disclosure permitted under this sub-clause (b).

4.3 Use of Proceeds. The Company currently intends to use the net proceeds from the sale of the Purchased Shares hereunder for general corporate purposes, as described in the Prospectus Supplement. The Company shall not use, directly or indirectly, any of the net proceeds from the sale of the Purchased Shares to fund any transaction with Fortune Genesis Holdings Limited, WK Frater Holdings Limited, GoFintech Quantum Innovation Limited, HK.AI Capital Limited, any director, officer or shareholder identified in the Prospectus Supplement as being affiliated with any of the foregoing, or any affiliate of any of them, except to the extent expressly disclosed in the Prospectus Supplement.

4.4 Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including, without limitation, Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.2. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.2, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules. In the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Purchased Shares covered by this Agreement.

ARTICLE V.

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by the Company or any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other party(ies), if the Closing has not been consummated on or before the tenth (10th) Trading Day following the date hereof, unless such date is extended by mutual written agreement of the Company and such Purchaser. In addition, either the Company or any Purchaser may terminate this Agreement, as to such Purchaser only, if any law, order, Commission stop order, Trading Market suspension, delisting proceeding or other Trading Market objection shall be in effect and would make the issuance, sale, listing or delivery of the Purchased Shares to such Purchaser unlawful or impossible; provided, however, that the right to terminate this Agreement under this Section 5.1 shall not be available to any party whose breach of this Agreement has been the primary cause of the failure of the Closing to occur.

5.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent’s fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company) in connection with the delivery of any Purchased Share to the Purchasers.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 6-K.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers which purchased at least 50.1% in interest of the Purchased Shares based on the initial Subscription Amounts hereunder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Purchased Shares and the Company.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. No Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person. Except with respect to the rights and protections expressly provided to the Placement Agent under Sections 2.2, 3.1(b), 3.1(d), 3.2(j), 4.1 and this Section 5.8, this Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person. The Placement Agent is an express third-party beneficiary solely with respect to the provisions of this Agreement that expressly confer rights or protections on it, but is not a party hereto and shall have no obligations hereunder.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

5.10 Dispute Resolutions. All disputes, actions and proceedings arising out of or relating to this Agreement shall be referred to and finally resolved by the state and federal courts located in the Borough of Manhattan, City of New York. Each Party irrevocably submits to the exclusive jurisdiction of such courts for the purpose of any such dispute, action or proceeding and irrevocably waives, to the fullest extent permitted by applicable law, any objection on the grounds of venue, forum non conveniens or any similar grounds. Each Party agrees that a final judgment in any such dispute, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, the Uniform Electronic Transactions Act, or other applicable law (e.g., www.docusign.com), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile, “.pdf,” or electronic signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.14 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then such action may be taken or such right may be exercised on the next succeeding Trading Day.

5.15 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and number of Ordinary Shares in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Ordinary Shares that occur after the date of this Agreement.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

RAYTECH HOLDING LIMITED

By:
Name:
Title:

Address for notice

Unit 609, 6/F, Nan Fung Commercial Centre

No. 19 Lam Lok Street

Kowloon Bay, Hong Kong

With a copy to (which shall not constitute

notice):

Loeb & Loeb LLP

2206-19 Jardine House, 1 Connaught Place, Hong Kong

Attention: Henry Yin; Benjamin Yao

Email: henry.yin@loeb.com; byao@loeb.com

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASER:

[NAME OF PURCHASER]

By:
Name:
Title:

Address for notice
Attention:
Address:
E-mail:

SCHEDULE I

SCHEDULE OF PURCHASERS AND PURCHASED SHARES

No.	Name of Purchaser	Subscription Amount	Number of Purchased Shares
1	[ ]	[ ]	[ ]
2	[ ]	[ ]	[ ]
3	[ ]	[ ]	[ ]
4	[ ]	[ ]	[ ]
5	[ ]	[ ]	[ ]
6	[ ]	[ ]	[ ]
7	[ ]	[ ]	[ ]
8	[ ]	[ ]	[ ]

SCHEDULE II

DISCLOSURE SCHEDULES